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                                                                     EXHIBIT 9.1


                       VOTING AND EXCHANGE TRUST AGREEMENT

       MEMORANDUM OF AGREEMENT made as of the 3rd day of December, 2001, by and among Solectron Corporation, a corporation existing under the laws of Delaware (hereinafter referred to as "PARENT"), Solectron Global Services Canada Inc., a corporation existing under the laws of Canada (hereinafter referred to as "EXCHANGECO"), and National Bank Trust Inc., a trust company incorporated under the laws of Quebec (hereinafter referred to as "TRUSTEE").

RECITALS:

       (a) In connection with a combination agreement ("COMBINATION AGREEMENT") dated as of August 8, 2001, as amended by way of an amending agreement dated as of September 7, 2001, by and among Parent, Exchangeco, 3924548 Canada Inc. and C-MAC Industries Inc. ("COMPANY"), as further amended, supplemented and/or restated, Exchangeco is to issue exchangeable shares to certain holders of securities of Company pursuant to the plan of arrangement contemplated in the Combination Agreement; and

       (b) Pursuant to the Combination Agreement, Parent and Exchangeco are required to execute a voting and exchange trust agreement substantially in the form of this Agreement.

       In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement, the following terms shall have the following meanings:

       "AFFILIATE" has the meaning ascribed thereto in the CBCA.

       "ARRANGEMENT" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

       "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for Parent Common Shares pursuant to section 5.12.

       "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Parent and Parent's Affiliates.

       "BENEFICIARY VOTES" has the meaning ascribed thereto in section 4.2.

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       "BOARD OF DIRECTORS" means the Board of Directors of Exchangeco.

       "BUSINESS DAY" means any day on which commercial banks are open for business in Milpitas, California, New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Milpitas, California under applicable laws, in Montreal, Quebec under applicable laws or in New York, New York under applicable laws.

       "CALLCO" means 3942163 Canada Inc., a corporation existing under the laws of Canada, and being a wholly-owned indirect subsidiary of Parent and a corporation for U.S. federal income tax purposes.

       "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors to be appropriate for such purpose.

       "CBCA" means the Canada Business Corporations Act, as amended from time to time.

       "COURT" means the Superior Court of Justice (Quebec).

       "CURRENT MARKET PRICE" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Parent Common Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

       "EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1.

       "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement.

       "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule-or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation The Toronto Stock Exchange or the NYSE.

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       "INDEMNIFIED PARTIES" has the meaning ascribed thereto in section 9.1.

       "INSOLVENCY EVENT" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Share Provisions.

       "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

       "LIQUIDATION EVENT" has the meaning ascribed thereto in section 5.12.

       "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in section 5.12.

       "LIST" has the meaning ascribed thereto in section 4.6.

       "NOVA SCOTIA COMPANY" means Solectron Canada ULC, an unlimited liability company existing under the laws of Nova Scotia, being a wholly-owned direct subsidiary of Parent.

       "NYSE" means the New York Stock Exchange, Inc. or its successors.

       "OFFICER'S CERTIFICATE" means, with respect to Parent or Exchangeco, as the case may be, a certificate signed by any officer or director of Parent or Exchangeco, as the case may be.

       "PARENT CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

       "PARENT COMMON SHARE" means a share of common stock in the capital of Parent and any other securities into which such shares may be changed and, in the event of any transaction described in Section 11.1, the corresponding shares in the capital of Parent Successor.

       "PARENT CONSENT" has the meaning ascribed thereto in section 4.2.

       "PARENT MEETING" has the meaning ascribed thereto in section 4.2.

       "PARENT SUCCESSOR" has the meaning ascribed thereto in section 11.1(a).

       "PERSON" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate,

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       trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

       "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of CMAC Industries Inc. under section 192 of the CBCA and any amendments or variations thereto made in accordance with the Plan of Arrangement or made at the direction of the Court.

       "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

       "RETRACTED SHARES" has the meaning ascribed thereto in section 5.7.

       "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Share Provisions.

       "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares set forth in Appendix 1 to the Plan of Arrangement.

       "SPECIAL VOTING SHARE" means the share of Series B Preferred Stock of Parent which entitles the holder of record of such share to a number of votes at meetings of holders of Parent Common Shares equal to the number of votes that the holders of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent or subsidiaries of Parent or held by Persons directly or indirectly controlled by or under common control with Parent, all as set out in the share provisions attaching to such share of Series B Preferred Stock) would be entitled to if all such Exchangeable Shares were exchanged by the holders thereof for Parent Common Shares pursuant to the terms of the Exchangeable Shares, which share is to be issued to, deposited with and voted by the Trustee as described herein.

       "SUPPORT AGREEMENT" means the Exchangeable Share support agreement made among Exchangeco, Callco, Nova Scotia Company and Parent substantially in the form and content of Exhibit D to the Combination Agreement, as amended pursuant to the terms of the Support Agreement.

       "TRUST" means the bare trust created by this Agreement under the laws of the Province of Ontario.

       "TRUST ESTATE" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

       "TRUSTEE" means National Bank Trust Inc. and, subject to the provisions of Article 10, includes any successor trustee.

       "VOTING RIGHTS" means the voting rights attached to the Special Voting Share.

1.2    INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

       The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "ARTICLE" or

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"SECTION" followed by a number or a letter refer to the specified Article or section of this Agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3    NUMBER, GENDER, ETC.

       Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4    DATE FOR ANY ACTION

       If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1    ESTABLISHMENT OF TRUST

       The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                    ARTICLE 3
                              SPECIAL VOTING SHARE

3.1    ISSUE AND OWNERSHIP OF THE SPECIAL VOTING SHARE

       Immediately following execution of this Agreement, Parent shall issue to and deposit with the Trustee the Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of U.S.$1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share, provided that the Trustee shall:

       (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any

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               purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2    LEGENDED SHARE CERTIFICATES

       Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3    SAFE KEEPING OF CERTIFICATE

       The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1    VOTING RIGHTS

       The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement. Subject to section 7.15:

       (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent who are entitled to instruct the Trustee as to the voting thereof; and

       (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2    NUMBER OF VOTES

       With respect to all meetings of stockholders of Parent at which holders of Parent Common Shares are entitled to vote (each, a "PARENT MEETING") and with respect to all written consents sought by Parent from its stockholders including the holders of Parent Common Shares (each, a "PARENT CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

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                                     - 7 -



4.3    MAILINGS TO STOCKHOLDERS

       With respect to each Parent Meeting and Parent Consent, the Trustee will promptly mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and the Trustee being advised in writing as to that manner of communications, and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to its stockholders:

       (a) a copy of such notice, together with any related materials, including, without limitation, any circular or information statement or listing particulars, to be provided to stockholders of Parent in connection with the Parent Meeting or Parent Consent;

       (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Parent Meeting or Parent Consent or, pursuant to section 4.7, to attend such Parent Meeting and to exercise personally the Beneficiary Votes thereat;

       (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

              (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

              (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Beneficiary Votes;

       (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

       (e) a form of direction whereby the Beneficiary may instruct the Trustee as to voting and as otherwise contemplated herein; and

       (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

       The materials referred to in this section 4.3 are to be provided to the Trustee by Parent, and the materials referred to in section 4.3(c), section 4.3(e) and section 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Parent shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. Parent agrees not to communicate with holders of Parent Common Shares with respect to the materials referred to in this section 4.3 otherwise than

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                                     - 8 -



by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

       For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining shareholders entitled to vote at such Parent Meeting or in respect of such Parent Consent. Parent will notify the Trustee of any decision of the Board of Directors of Parent with respect to the calling of any Parent Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4    COPIES OF SHAREHOLDER INFORMATION

       Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote Parent Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Parent from time to time to holders of Parent Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Parent Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent) received by the Trustee from Parent contemporaneously with the sending of such materials to holders of Parent Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto and in Montreal all proxy materials, information statements, reports and other written communications that are:

       (a) received by the Trustee as the registered holder of the Special Voting Share and made available by Parent generally to the holders of Parent Common Shares; or

       (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Parent.

4.5    OTHER MATERIALS

       As soon as reasonably practicable after receipt by Parent or shareholders of Parent (if such receipt is known by Parent) of any material sent or given by or on behalf of a third party to holders of Parent Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Parent shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make available for inspection during regular business hours by any

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                                     - 9 -



Beneficiary at the Trustee's principal office in Toronto and in Montreal copies of all such materials.

4.6    LIST OF PERSONS ENTITLED TO VOTE

       Exchangeco shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Parent agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 4.6.

4.7    ENTITLEMENT TO DIRECT VOTES

       Subject to sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8    VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

       In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

       The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak

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                                     - 10 -



at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9    DISTRIBUTION OF WRITTEN MATERIALS

       Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares, subject to applicable regulatory requirements and the Trustee being advised in writing as to that manner of communications, and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

       (a)     a current List; and

       (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10   TERMINATION OF VOTING RIGHTS

       All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Parent, Callco, Nova Scotia Company or Exchangeco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the valid exercise by the Beneficiary of the Exchange Right, or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares as specified in Article 5 (unless, in either case, Parent shall not have delivered or caused to be delivered the requisite Parent Common Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco or Parent, as the case may be, pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or the exercise by Parent of the Parent Call Right.

4.11   DISCLOSURE OF INTEREST IN EXCHANGEABLE SHARES

       The Trustee or Exchangeco shall be entitled to require any Beneficiary or any Person who the Trustee or Exchangeco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Quebec), as each may be amended from time to time, or as would be required under the articles of Parent or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United States if the Exchangeable Shares were Parent Common Shares.

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                                     - 11 -



                                    ARTICLE 5
                  EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHTS

5.1    GRANT AND OWNERSHIP OF EXCHANGE RIGHTS

       Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require Parent to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

       (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

       (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

       The obligations of Parent to issue Parent Common Shares pursuant to the Exchange Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2    LEGENDED SHARE CERTIFICATES

       Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

       (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

       (b)     the Automatic Exchange Rights.

5.3    GENERAL EXERCISE OF EXCHANGE RIGHT

       The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4    PURCHASE PRICE

       The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent under the Exchange Right shall be an amount per share equal to the sum of (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Parent delivering or causing to be delivered to the Trustee on behalf of such holder one Parent Common Share, plus (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Parent shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The total purchase price for each such Exchangeable Share so purchased may be satisfied only by Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Parent Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest, less any amounts withheld pursuant to section 5.13. Upon payment by Parent of such purchase price the relevant Beneficiary shall cease to have any right to be paid by Exchangeco any amount in respect of declared and unpaid dividends on each such Exchangeable Share and Exchangeco shall cease to be obligated to pay any amount in respect of such dividends.

5.5    EXERCISE INSTRUCTIONS

       Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto or Montreal or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Trustee, Parent and Exchangeco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Parent to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares transferable in connection with the exercise of the Exchange Right are to be registered and (iv) the names and addresses of the Persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Parent of payment) of the taxes (if any) payable as contemplated by section 5.8. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6    DELIVERY OF PARENT COMMON SHARES

       Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Parent to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Parent, the Trustee shall notify Parent and Exchangeco of its receipt of the same, which notice to Parent and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Parent shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Beneficiary) certificates representing the number of Parent Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques payable at par at any branch of the bankers of Parent for the balance, if any, of the total purchase price therefor without interest (but in each case less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Parent of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Parent and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Parent all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Parent Common Shares is not delivered by, or on behalf of, Parent to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Parent on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such Parent Common Shares are so delivered, and the balance of the purchase price, if any, has been paid, by Parent. Upon delivery by Parent to the Trustee of such Parent Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver such Parent Common Shares and the balance of the purchase price, if any, to such Beneficiary (or to such other Persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Exchange Right.

5.7    EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

       In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by Exchangeco pursuant to section 6.6 of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to section 6.7 of the Share Provisions and provided further that the Trustee has received written notice of same from Exchangeco or Callco, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary to promptly notify the Trustee of such prohibition against Exchangeco redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and in respect of which Callco has not exercised its Retraction Call Right and will require Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8    TAXES

       Upon any sale of Exchangeable Shares to Parent pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by Parent prior to the time such shares are issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Parent, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to Parent or in respect of the issuance or delivery of such Parent Common Shares to such Beneficiary or any other Person including, without limitation, in the event that Parent Common Shares are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, Parent and Exchangeco that such taxes, if any, have been paid.

5.9    NOTICE OF INSOLVENCY EVENT

       As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Parent shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco or Parent of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Parent (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Parent, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10   QUALIFICATION OF PARENT COMMON SHARES

       Parent covenants that if any Parent Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority or stock exchange under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Parent for purposes of Canadian provincial securities law or an "affiliate" of Parent for purposes of United States federal or state securities law), Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such Parent Common Shares to be and remain duly registered, qualified or approved. Parent will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Parent Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued Parent Common Shares have been listed by Parent and remain listed and are quoted or posted for trading at such time.

5.11   PARENT COMMON SHARES

       Parent hereby represents, warrants and covenants that the Parent Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12   AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT

       Parent will give the Trustee written notice of each of the following events at the time set forth below:

       (a) in the event of any determination by the Board of Directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

       (b) as soon as practicable following the earlier of (A) receipt by Parent of notice of, and (B) Parent otherwise becoming aware of, any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

        As soon as practicable following receipt by the Trustee from Parent of notice of any event (a "LIQUIDATION EVENT") contemplated by section 5.12(a) or 5.12(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Parent and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.12.

        In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of Parent in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event, all of the then outstanding Exchangeable Shares (other than those owned by Parent and its Affiliates) shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, Parent shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the sum of: (i) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Parent delivering to the Beneficiary one Parent Common Share, and (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Parent shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

        On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Parent all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, Exchangeco shall have no liability to pay an amount in respect of declared and unpaid dividends to any Beneficiary and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Parent shall deliver or cause to be delivered to the Beneficiary the Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to section
5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for Parent Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Beneficiary by Parent pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Beneficiary certificates representing the Parent Common Shares of which the Beneficiary is the holder.

5.13   WITHHOLDING RIGHTS

       Parent, Exchangeco and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as Parent, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case as amended or succeeded, or entitled to withhold under section 116 of the Income Tax Act (Canada) or any corresponding provisions of provincial law. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Parent, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Parent and Exchangeco represent and warrant to the Trustee in its capacity as trustee on behalf of the Beneficiaries that, based upon facts currently known to them, they have no current intention, as at the date of this Agreement, to deduct or withhold, from any dividend paid to holders of Exchangeable Shares, any amounts under the United States Internal Revenue Code of 1986.

5.14   NO FRACTIONAL SHARES

       A holder of an Exchangeable Share shall not be entitled to any fraction of a Parent Common Share upon the exercise of the Exchange Right or Automatic Exchange Rights hereunder and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Parent on the designated payment date to the extent not paid by Callco or Exchangeco a cash payment equal to such fractional interest multiplied by the Current Market Price.

5.15   PROHIBITION ON VOLUNTARY LIQUIDATION

       Parent covenants that it shall not, and agrees to cause Callco to not, take any action relating to a voluntary liquidation, dissolution or winding-up of Exchangeco or its successors or Callco or its successors, as the case may be, prior to the Redemption Date (as defined in the Share Provisions) that results in the recognition under the Income Tax Act (Canada) (or the provincial Quebec equivalent) of any accrued gain on a holder's Exchangeable Shares, recognition of which was deferred on the consummation of the transactions contemplated by the Combination Agreement.

                                    ARTICLE 6
                 RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1    ISSUE OF ADDITIONAL SHARES

       During the term of this Agreement, Parent will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Share Provisions, issue any additional Special Voting Shares.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1    POWERS AND DUTIES OF THE TRUSTEE

       The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

       (a) receipt and deposit of the Special Voting Share from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

       (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

       (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

       (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Parent as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

       (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Parent Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

       (f)     holding title to the Trust Estate;

       (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

       (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Parent and Exchangeco under this Agreement; and

       (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

       In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

       The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

       The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2    NO CONFLICT OF INTEREST

       The Trustee represents to Parent and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

7.3    DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

       Parent and Exchangeco irrevocably authorize the Trustee, from time to time, to:

       (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

       (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in
               Article 5.

       Parent and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5.

7.4    BOOKS AND RECORDS

       The Trustee shall keep available for inspection by Parent and Exchangeco at the Trustee's principal offices in Toronto and Montreal correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before September 15, 2002, and on or before September 15th in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Parent and Exchangeco a brief report, dated as of the preceding August 31st, with respect to:

       (a) the property and funds comprising the Trust Estate as of that date;

       (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the delivery by or on behalf of Parent of Parent Common Shares in connection with the Exchange Right, during the fiscal year of Parent ended on such August 31st; and

       (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5    INCOME TAX RETURNS AND REPORTS

       The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Parent or Exchangeco). If requested by the Trustee, Parent or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6    INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

       The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no

Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to section 7.15.

       None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7    ACTION OF BENEFICIARIES

       No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8    RELIANCE UPON DECLARATIONS

       The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9    EVIDENCE AND AUTHORITY TO TRUSTEE

       Parent or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Parent and/or Exchangeco promptly if and when:

       (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

       (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

       Such evidence shall consist of an Officer's Certificate of Parent or Exchangeco or a statutory declaration or a certificate made by Persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

       Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Parent or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

       Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the Person giving the evidence:

       (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

       (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

       (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10   EXPERTS, ADVISORS AND AGENTS

       The Trustee may:

       (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Parent or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

       (b) retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

       (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11   INVESTMENT OF MONEYS HELD BY TRUSTEE

       Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12   TRUSTEE NOT REQUIRED TO GIVE SECURITY

       The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13   TRUSTEE NOT BOUND TO ACT ON REQUEST

       Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Parent or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14   AUTHORITY TO CARRY ON BUSINESS

       The Trustee represents to Parent and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15   CONFLICTING CLAIMS

       If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

       (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

       (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

       If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16   ACCEPTANCE OF TRUST

       The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8
                                  COMPENSATION

8.1    FEES AND EXPENSES OF THE TRUSTEE

       Parent and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Parent and

Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1    INDEMNIFICATION OF THE TRUSTEE

       Parent and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Parent or Exchangeco pursuant hereto.

       In no case shall Parent or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Parent and Exchangeco shall be entitled to participate at their own expense in the defence and, if Parent and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent or Exchangeco; or
(ii) the named parties to any such suit include both the Trustee and Parent or Exchangeco and the Trustee shall have been advised by counsel acceptable to Parent or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Parent or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2    LIMITATION OF LIABILITY

       The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1     RESIGNATION

       The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Parent and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada or a province thereof and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of the Court upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of the Court, Parent and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2   REMOVAL

       The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Parent and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3   SUCCESSOR TRUSTEE

       Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Parent and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4   NOTICE OF SUCCESSOR TRUSTEE

       Upon acceptance of appointment by a successor trustee as provided herein, Parent and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each

Beneficiary specified in a List. If Parent or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent and Exchangeco.

                                   ARTICLE 11
                                PARENT SUCCESSORS

11.1   CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

       As long as any outstanding Exchangeable Shares are owned by any Person other than Parent or any of its Affiliates, Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom unless, but may do so if:

       (a) such other Person or continuing corporation or, in the event of any merger, amalgamation or similar transaction pursuant to which holders of shares in Parent are entitled to receive shares in the capital of any corporation or other legal entity other than such other Person or continuing corporation, then such corporation or legal entity (in each case, the "PARENT SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto or otherwise agrees to become bound by the terms and provisions of this Agreement, in either case together with such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement; and

       (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2   VESTING OF POWERS IN SUCCESSOR

       Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, Parent Successor, Exchangeco and Parent, as applicable, shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Parent, or any officers of Parent, may be done and performed with like force and effect by the directors or officers of such Parent Successor.

11.3   WHOLLY-OWNED SUBSIDIARIES

       Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Parent (if all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent) or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Parent among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1   AMENDMENTS, MODIFICATIONS, ETC.

       Subject to Sections 12.2, 12.4 and 14.1, this Agreement may not be amended or modified except by an agreement in writing executed by Parent, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 12.3 and section 10.2 of the Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2   MINISTERIAL AMENDMENTS

       Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

       (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Parent and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

       (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Parent and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

       (c) making such changes or corrections which, on the advice of counsel to Parent, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Parent and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3   MEETING TO CONSIDER AMENDMENTS

       Exchangeco, at the request of Parent, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable laws.

12.4   CHANGES IN CAPITAL OF PARENT AND EXCHANGECO

       At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Parent Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5   EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

       From time to time Exchangeco (when authorized by a resolution of its Board of Directors), Parent (when authorized by a resolution of its Board of Directors), and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

       (a) evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

       (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Exchangeco, the Trustee or this Agreement; and

       (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1   TERM

       The Trust created by this Agreement shall continue until the earliest to occur of the following events:

       (a)     no outstanding Exchangeable Shares are held by a Beneficiary;

       (b) each of Parent and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions; and

       (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2   SURVIVAL OF AGREEMENT

       This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1   SEVERABILITY

       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2   ENUREMENT

       This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries and is specifically assignable to any Affiliate of Parent without the consent of the Beneficiaries or the Trustee.

14.3   NOTICES TO PARTIES

       All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

       (a)     To Parent or Exchangeco at:

                     c/o Solectron Corporation
                     777 Gibraltar Drive, Building 5
                     Milpitas, CA   95035

                     Attention: Chairman, President and Chief Executive Officer
                     Facsimile:  408-956-6063

               with a copy (which shall not constitute notice) to:

                     Osler, Hoskin & Harcourt LLP
                     800 Rene-Levesque Boulevard West
                     Suite 800
                     Montreal, Quebec
                     H3B 1X9

                     Attention: H.B. Clay Horner
                                E.A. (Ward) Sellers

                     Facsimile: (416) 862-6666 and
                                (514) 904-8101


       (b)     To the Trustee at:

                     National Bank Trust Inc.
                     1100 University Street
                     Suite 900
                     Montreal, Quebec
                     H3B 2G7

                     Attention: Manager, Share Ownership Management
                     Facsimile: (514) 871-7434

       Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4   NOTICE TO BENEFICIARIES

       Any and all notices to be given and any documents to be sent to any Beneficiary may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiary.

14.5   RISK OF PAYMENTS BY POST

       Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by a Beneficiary to the Trustee, the making of such payment or sending of such document sent through the post shall be at the risk of Parent and Exchangeco, in the case of payments made or documents sent by the Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

14.6   COUNTERPARTS

       This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7   JURISDICTION

       This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.8   ATTORNMENT

       Each of the Trustee, Parent and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the Court, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Parent hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

       IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       SOLECTRON CORPORATION


                                       By: /s/ Susan Wang
                                          --------------------------------------
                                           Name:  Susan Wang
                                           Title: Executive Vice President

                                       SOLECTRON GLOBAL SERVICES CANADA INC.


                                       By: /s/ Robert Aeschliman
                                          --------------------------------------
                                           Name:  Robert Aeschliman
                                           Title: Secretary

                                       NATIONAL BANK TRUST INC.


                                       By: /s/ JOSEE LEGAULT
                                          --------------------------------------
                                           Name:  Josee Legault
                                           Title: Section Manager


                                       By: /s/ MARTINE GAUTHIER
                                          --------------------------------------
                                           Name:  Martine Gauthier
                                           Title: Account Manager